CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form SB-2 of our report dated February 20, 1998 relating to the consolidated financial statements of Pride Automotive Group, Inc. and
Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus. We also consent to the reference to our firm in the Summary Financial Data section of the Registration Statement.





                                                                         CIVVALS



London, United Kingdom
June 1, 1998